EXHIBIT 10.12

Waiver and Amendment to Lease

[logo of PNC EQUIPMENT FINANCE]

THIS WAIVER AND AMENDMENT TO LEASE (this “Amendment”) is made as of February 13, 2008, by and between MEDIA SCIENCES, INC. (the “Lessee”) and PNC EQUIPMENT FINANCE, LLC, formerly known as PNC Leasing, LLC (the “Lessor”).

RECITALS:

The Lessee and the Lessor are parties to the equipment lease(s), equipment schedule(s) and other agreements, supplements and documents identified on Exhibit A attached hereto and made a part hereof, under which the Lessor has leased certain equipment to the Lessee (the “Lease”). The Lessee and the Lessor desire to amend the Lease and to waive certain defaults thereunder, as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. The Lease is amended and certain defaults under the Lease are waived, as set forth in Exhibit A. Any and all references to the Lease in any document delivered in connection with the Lease shall be deemed to refer to the Lease as amended by this Amendment. This Amendment is deemed incorporated into the Lease. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Lease. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Lease, the terms and provisions of this Amendment shall control.

2. The Lessee hereby certifies that: (a) all of its representations and warranties in the Lease, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date ofthis Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under the Lease which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Lessee, enforceable in accordance with its terms. The Lessee confirms that all provisions of the Lease remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3. As a condition precedent to the effectiveness of this Amendment, the Lessee shall comply with the terms and conditions (if any) specified in Exhibit A.

4. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

5. This Amendment will be binding upon and inure to the benefit of the Lessee and the Lessor and their respective heirs, executors, administrators, successors and assigns.

6. This Amendment has been delivered to and accepted by the Lessor and will be deemed to be made in the State where the Lessor’s office indicated in the Lease is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Lessor’s office indicated in the Lease is located, excluding its conflict oflaws rules.

7. Except as amended hereby, the terms and provisions of the Lease remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Specifically, any equipment schedule to the lease between the Lessor and the Lessee that is not listed on Exhibit A shall not be affected by this Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of the Lease, a waiver of any default or Event of Default thereunder, or a waiver or release of any of the Lessor’s rights and remedies (all of which are hereby reserved). The Lessee expressly ratifies and confirms the waiver ofjury trial provisions contained in the Lease.

WITNESS the due execution of this Amendment as a document under seal, as of the date first written above.

WITNESS / ATTEST:	MEDIA SCIENCES, INC.

/s/ K. D. Bloomgren	By: /s/ Michael W. Levin (SEAL)
Print Name: K. D. Bloomgren	Print Name: Michael W. Levin
Title: CFO	Title: President and CEO
(Include title only if an officer of entity signing to the right)

PNC EQUIPMENT FINANCE, LLC

By: /s/ Diane D. Holtzman (SEAL)
Print Name: Diane D. Holtzman
Title: Vice President

EXHIBIT A TO

WAIVER AND AMENDMENT TO LEASE

DATED FEBRUARY 13, 2008

A.	The “Lease” that is the subject of this Amendment includes the following (as any of the following may have previously been amended, modified or otherwise supplemented):

1	Master Lease Agreement Number 03737 dated July 26, 2005 (the “Lease Agreement”).

2	Supplement to Master Lease Agreement (First Amendment Tax Lease) dated July 26, 2005 (the “Supplement”).

3	Schedule of Leased Equipment Number 03737-001 dated December 20, 2005 (“Schedule 001”).

4	Schedule of Leased Equipment Number 03737-002 dated September 26, 2006 (“Schedule 002”).

5	All other instruments, agreements and other documents executed and delivered in connection with, and applicable to, the Lease Agreement, Supplement(s) and Schedule(s) listed in this Section A.

B.	The Lease is hereby amended as follows:

1

Effective February 21, 2006, the Lessor changed its name from “PNC Leasing, LLC” to “PNC Equipment Finance, LLC.” Each of the Lease Documents is hereby amended by deleting any and all references to “PNC Leasing, LLC” and inserting references to “PNC Equipment Finance, LLC” in lieu thereof.

2

The Lessee has acknowledged and agreed with the Lessor that the Lessee failed to comply with financial covenants in the PNC Bank Loan Documents, thereby failing to comply with Section 21 of the Lease Agreement for the period ending December 31,2007. The Lessee’s failure to comply with the foregoing covenant constitutes Events of Default under the Lease. The Lessee has requested that the Lessor waive the Events of Default. In reliance upon the Lessee’s representations and warranties and subject to the terms and conditions herein set forth, the Lessor agrees to grant a waiver of Lessee’s non-compliance with the covenants and of the Events of Default that would otherwise result from a violation of such covenants solely for the above-referenced periods. The Lessee agrees that it will hereafter comply fully with these covenants and all other provisions of the Lease, which remain in full force and effect. Except as expressly described in this Amendment, this waiver shall not constitute (a) a modification or an alteration of the terms, conditions or covenants of the Lease or (b) a waiver, release or limitation upon the Lessor’s exercise of any of its rights and remedies thereunder, which are hereby expressly reserved. This waiver shall not relieve or release the Lessee in any way from any of its respective duties, obligations, covenants or agreements under the Lease or from the consequences of any Event of Default thereunder, except as expressly described above. This waiver shall not obligate the Lessor, or be construed to require the Lessor, to waive any other Events of Default or defaults, whether now existing or which may occur after the date of this waiver.

The Lessor is willing to grant the foregoing waiver only if the Lessee terminates the Lease and pays to the Lessor all amounts due upon termination of the Lease. The Lessor is willing to afford the Lessee an opportunity to seek alternative financing arrangements for the Equipment in an orderly manner. The Lessor and the Lessee agree that the Lease shall terminate, with respect to both Schedule 001 and Schedule 002, on May 15, 2008, or such earlier date chosen by the Lessee and communicated to the Lessor in writing. Upon termination, the Lessee will purchase the Equipment under Schedule 001 and Schedule 002 at a price equal to the respective Termination Values determined pursuant to Exhibit “B” to Schedule 001 and Schedule 002, plus any other charges that may be due and payable, as specified by the Lessor to the Lessee in a payoff statement. The Lessor shall provide the Termination Values for Schedule 001 and Schedule 002 and a payoff statement for all other amounts due under the Lease within 10 days of receiving a notice of the termination date from the Lessee. By way of illustration:

As of February 12, 2008, the Termination Value for Schedule 001 shall be $171,740.35, if the Lessor receives payment on or before February 20, 2008.

As of February 12, 2008, the Termination Value for Schedule 002 shall be $605,955.05, if the Lessor receives payment on or before February 27, 2008.

The Lessee’s failure to terminate the Lease and to pay the Termination Values and all other amounts due to the Lessor by May 15, 2008, shall constitute an immediate Event of Default under the Lease, without need for any further notice from or action by the Lessor, and entitling the Lessor to exercise all of its rights and remedies under the Lease or otherwise.

C.	Conditions to Effectiveness of Amendment: The Lessor’s willingness to agree to the amendments set forth in this Amendment are subject to the prior satisfaction of the following conditions:

1.	The Lessee shall continue to make the monthly Rent Payments as listed in Schedule 001 and Schedule 002 until the termination of the Lease.

2.	Execution by all parties and delivery to the Lessor of this Amendment, in form and content satisfactory to the Lessor.

3.	Execution by Media Sciences International, Inc. and delivery to the Lessor of the attached Consent of Guarantor.

CONSENT OF GUARANTOR

Each of the undersigned guarantors (jointly and severally if more than one, the “Guarantor”) Consents to the provisions of the foregoing Amendment (the “Amendment”) and all prior Amendments (if any) and confirms and agrees that: (a) the Guarantor’s obligations under its Guaranty and Suretyship Agreement dated July 26, 2005 (collectively if more than one, the “Guaranty”), relating to the Lease mentioned in the Amendment shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Lessor, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Lease, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct. By signing below, each Guarantor who is an individual provides written authorization to the Lessor or its designee (and any assignee or potential assignee hereof) to obtain the Guarantor’s personal credit profile from one or more national credit bureaus. Such authorization shall extend to obtaining a credit profile for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account. A photocopy or facsimile copy of this authorization shall be valid as the original. By signature below, the Guarantor affirms his/her identity as the respective individual(s) identified in the Guaranty. The Guarantor ratifies and confirms the indemnification, confession of judgment (if

WITNESS the due execution hereof as a document under seal, as of the date of this Amendment, intending to be legally bound hereby,

WITNESS / ATTEST:	MEDIA SCIENCES INTERNATIONAL, INC.

/s/ K. D. Bloomgren	By: /s/ Michael W. Levin (SEAL)
Print Name: K. D. Bloomgren	Print Name: Michael W. Levin
Title: CFO	Title: President and CEO
(Include title only if an officer of entity signing to the right)